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                                                                     Exhibit 5






                     SIMPSON THACHER & BARTLETT LETTERHEAD

                                                   March 30, 2001

Drugstore.com, Inc.
13920 Southeast Eastgate Way, Suite 300
Bellevue, Washington  98005

Ladies and Gentlemen:

                 We have acted as counsel to Drugstore.com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of 10,300,162 shares of Common Stock par value $0.0001 per share (the "Shares") under the Company's 1998 Stock Plan (the "Plan").

                 We have examined a copy of the Plan and the Registration Statement (including the exhibits thereto) which have been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents


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of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                 Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when appropriate action has been taken by the Compensation Committee of the Board of Directors of the Company and when such shares have been awarded to participants in the Plan ("Participants"), or issued upon exercise of options granted to Participants, in each case, in accordance with the provisions of the Plan, any shares to be so awarded or issued to such Participants, the Shares will be validly issued, fully paid and nonassessable.

                 We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Simpson Thacher & Bartlett

                                           SIMPSON THACHER & BARTLETT